                                    SEVENTH


                                SUPPLY AGREEMENT


                                      For


                                  EXCESS SALES


                       (ADDITIONAL FIXED QUANTITIES UNDER
                    BADAK LNG SALES CONTRACT AS A RESULT OF
                      CONTRACT AMENDMENT AND RESTATEMENT)


                                    BETWEEN


                                   PERTAMINA
                                      And
                           VIRGINIA INDONESIA COMPANY
                             OPICOIL HOUSTON, INC.
                           ULTRAMAR INDONESIA LIMITED
                      UNION TEXAS EAST KALIMANTAN LIMITED
                        UNIVERSE GAS & OIL COMPANY, INC.


                                      And


                         VIRGINIA INTERNATIONAL COMPANY


                        Effective As Of January 1, 1990

                            SEVENTH SUPPLY AGREEMENT
                                FOR EXCESS SALES
                          (ADDITIONAL FIXED QUANTITIES
                   UNDER BADAK LNG SALES CONTRACT AS A RESULT
                     OF CONTRACT AMENDMENT AND RESTATEMENT)


         THIS AGREEMENT, made and entered into in Jakarta on the 28th day of September, 1992, but effective as of the 1st day of January, 1990, by and between PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA ("PERTAMINA"), on the one hand, and VIRGINIA INDONESIA COMPANY ("VICO"), OPICOIL HOUSTON, INC., ULTRAMAR INDONESIA LIMITED, UNION TEXAS EAST KALIMANTAN LIMITED, UNIVERSE GAS & OIL COMPANY, INC., and VIRGINIA INTERNATIONAL COMPANY (herein referred to collectively as "Contractors" and individually as "Contractor"), on the other hand,

                                  WITNESSETH:

         WHEREAS, Contractors individually own or control all of the interest of "Contractors" in that certain Amended and Restated Production Sharing Contract, dated April 23, 1990, but effective as of August 8, 1968 (such contract as hereafter amended is herein referred to as the "Amended and Restated Production Sharing Contract") and that certain Production Sharing Contract dated April 23, 1990, but effective as of August 8, 1998 (such contract as hereafter amended is herein referred to as the "Renewed Production Sharing Contract". The Amended and Restated Production Sharing Contract and the Renewed Production Sharing Contract are herein referred to collectively as the "Production Sharing Contracts" and the area covered thereby is herein referred to as the "VICO Contract Area"); and

         WHEREAS, pursuant to the Production Sharing Contracts, each of PERTAMINA and Contractors is entitled to take and receive, sell and freely export its respective share of the natural gas produced and saved from the VICO Contract Area (the percentage share of such natural gas to which each of PERTAMINA and Contractors is entitled, as determined under the Production Sharing Contracts, is herein referred to as the "Production Sharing Percentage" of such party); and


         WHEREAS, the reserves of natural gas in the VICO Contract Area exceed the reserves committed to be produced, supplied and delivered by PERTAMINA and Contractors to meet a portion of PERTAMINA's existing obligations under LNG sales contracts, LPG sales contracts and domestic gas sales contracts; and

         WHEREAS, PERTAMINA and Contractors are parties to the Amended and Restated Bontang Processing Agreement dated as of February 9, 1988 (as from time to time amended, the "Processing Agreement") which provides for the operation of the natural gas liquefaction and related facilities located at Bontang Bay, on the east coast of Kalimantan, Indonesia (herein referred to as the "Bontang Plant") and the payment of the costs of such operation (such costs as determined in accordance with the Processing Agreement are herein referred to as "Plant Operating Costs"); and

         WHEREAS, PERTAMINA and Contractors have agreed to use the Bontang Plant in part for the liquefaction of the VICO Contract Gas (as hereinafter defined) and the Other Contract Gas (as hereinafter defined); and

         WHEREAS, PERTAMINA, in collaboration with Contractors and its production sharing contractors in other contract areas in East Kalimantan (herein referred to as the "Other Contract Areas"), has entered into that certain Badak LNG Sales Contract originally dated as of April 14, 1981, with Chubu Electric Power Co., Inc., The Kansai Electric Power Co., Inc., Osaka Gas Co., Ltd. and Toho Gas Co., Ltd. (herein referred to collectively as "Buyers" and individually as a "Buyer"), and in support of the performance by PERTAMINA of its obligations thereunder PERTAMINA and Contractors entered into a supply agreement dated as of April 14, 1981 (herein referred to as the "Original Supply Agreement"); and

         WHEREAS, pursuant to a Memorandum of Agreement dated as of September 7, 1989, PERTAMINA and Buyers agreed to make certain changes to the price, take-or-pay provisions and annual Fixed Quantities under the said Badak LNG Sales Contract, and to give effect thereto PERTAMINA and Buyers have executed an amendment and restatement of the said Badak LNG Sales Contract as of January 1, 1990 (such contract as so amended and restated being herein referred to as the "1981 Sales Contract"), as a result of which the original annual Fixed Quantities thereunder (the "Original Quantities") have been increased by the following additional amounts of LNG (expressed in billions of BTU's) for each year as stated in the second column in the table below (such quantities being herein referred to as the "Additional Quantities") and accordingly the total increased Fixed Quantities under the 1981 Sales Contract for each year comprises Additional Quantities and Original Quantities in the following percentages stated in the third and fourth columns respectively in the table below:

Year                         Additional               Additional                  Original
                             Quantities               Quantities                  Quantities
                               (BBTU)                    (%)                         (%)
1990                              5,820                  3.2915                    96.7085
1991                              8,730                  4.8573                    95.1427
1992                             11,640                  6.3732                    93.6268
1993                             14,550                  7.8416                    92.1584
1994-2002                        17,460                  9.2646                    90.7354
2003                              3,934                  9.2648                    90.7352


(For the purposes of applying the further provisions hereof in any year the percentage shown in the third column above in respect of such year is herein referred to as the "Additional Quantities Percentage" and the percentage shown in the fourth column above in respect of such year is herein referred to as the "Original Quantities Percentage"); and

         WHEREAS, PERTAMINA and each Contractor desire to supply and deliver natural gas from the VICO Contract Area in support of the performance by PERTAMINA of an agreed portion of its obligations to supply the Additional Quantities; and


         WHEREAS, each Contractor desires to dispose of its Production Sharing Percentage of the VICO Contract Gas (as hereinafter defined) in accordance with the terms of this Agreement,

         NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE 1

         This Agreement shall be effective as of January 1, 1990, and shall terminate on the date that the 1981 Sales Contract terminates.

                                   ARTICLE 2

         2.1 The total quantity of net natural gas required to be supplied and delivered out of recoverable reserves of natural gas in East Kalimantan for liquefaction and sale as Additional Quantities is estimated to be 0.210 trillion standard cubic feet ("t.s.c.f.") (such quantity being herein referred to as the "Additional Quantities Net Gas Requirement").

         2.2 PERTAMINA and Contractors hereby commit and agree to supply and deliver from recoverable reserves of natural gas in the VICO Contract Area sufficient natural gas (and LNG resulting from the liquefaction thereof) to meet a portion of the Additional Quantities Net Gas Requirement over the term of this Agreement consisting of 0.062 t.s.c.f., or 29.6004% thereof. Such quantity of net natural gas committed to be supplied pursuant to this Agreement is herein referred to as the "VICO Contract Gas", and the above-stated percentage is herein referred to as the "Producers' Percentage".

         2.3 To meet the balance of the Additional Quantities Net Gas Requirement, constituting 0.148 t.s.c.f., sufficient natural gas (and LNG resulting from the liquefaction thereof) will be committed for supply and delivery by PERTAMINA and its production sharing contractors from recoverable reserves of natural gas in the Other Contract Areas by separate supply agreements, similar hereto and compatible herewith, executed and delivered concurrently herewith (such amount being herein collectively referred to as the "Other Contract Gas").

         2.4 The amounts of net natural gas constituting the VICO Contract Gas and the Other Contract Gas are part of the estimates of proved recoverable reserves of natural gas as certified by the independent petroleum consultant firm of DeGolyer and MacNaughton in written statements dated on or before April 10, 1986, based on data available on January 31, 1986.

                                   ARTICLE 3

         The VICO Contract Gas and the Other Contract Gas may be produced from different fields at times and production rates which may change from time to time during the term hereof so as to secure the optimal ultimate recovery of natural gas. The supply of natural gas from the VICO Contract Area and the Other Contract Areas will be coordinated among PERTAMINA, VICO and the operators of the Other Contract Areas so as to conserve and permit full utilization of such natural gas.

         The sources of supply, producing rates, quality of gas, metering and related matters shall be matters for study by the East Kalimantan Gas Reserves Management Committee, consisting of representatives from PERTAMINA, VICO, Total Indonesie and Unocal Indonesia, Ltd.

                                   ARTICLE 4

         4.1 PERTAMINA shall be responsible for the due and prompt administration of the 1981 Sales Contract for the benefit of PERTAMINA and Contractors. All matters which affect the 1981 Sales Contract or the sale and delivery of LNG thereunder will be administered by a representative to be appointed by PERTAMINA and the representative appointed by Contractors under
Article 8. It is understood, however, where immediate action is required, it may be necessary from time to time for PERTAMINA, as seller under the 1981 Sales Contract, to take certain administrative and operational actions without prior consultation. Contractors will be promptly advised of any such action.

         4.2 PERTAMINA and Contractors agree to consult with each other freely on all matters relating to the 1981 Sales Contract. PERTAMINA and Contractors shall confer and agree as to any amendment to the 1981 Sales Contract and as to any permitted action or election thereunder which constitutes a material adjustment in the quantities of LNG to be sold and delivered thereunder or a change in the terms thereof. At the request of any party hereto, a memorandum evidencing any such agreement shall be prepared as soon as feasible and signed by each party hereto.

                                   ARTICLE 5

         5.1 PERTAMINA will cause the LNG resulting from the liquefaction of the VICO

Contract Gas and the Other Contract Gas to be delivered to Buyers at the "Delivery Point" as defined in the 1981 Sales Contract. Title to each Contractor's share of LNG extracted from the VICO Contract Gas shall pass to PERTAMINA eo instante with the passage of title from PERTAMINA to each Buyer.

         5.2 At the time of delivery of Additional Quantities to a Buyer at the Delivery Point, PERTAMINA will furnish Contractors with appropriate documentation to evidence the quantity and quality thereof, together with copies of the invoices to such Buyer covering such shipment. PERTAMINA will also furnish to Contractors a copy of each invoice or billing delivered to a Buyer on account of other payment obligations of such Buyer under the 1981 Sales Contract concurrently with its being furnished to such Buyer.
Calculation of the "Contract Sales Price" under the 1981 Sales Contract, the amount of sales invoices and other billings and any adjustments, shall be reviewed and approved by PERTAMINA and Contractors prior to presentation to Buyer.

                                   ARTICLE 6

         6.1 Subject to Section 6.6, a portion of each obligation ("Contract Obligation") due from a Buyer pursuant to the 1981 Sales Contract in respect of quantities of LNG sold and delivered or in respect of quantities of LNG required to be taken but which are not taken shall be deemed to constitute an amount payable in respect of Additional Quantities (each such portion is herein referred to as an "Additional Quantities Payment"). The Additional Quantities Payment shall be calculated as the quantity of LNG (expressed in millions of BTU's) upon which the relevant invoice is based (herein called the "Invoiced Quantity") multiplied by the Additional Quantities Percentage multiplied by the Contract Sales Price under the 1981 Sales Contract (as that term is defined therein) in effect as of the date the relevant Contract Obligation accrued.
The Additional Quantities Payment shall be determined disregarding any assignment by a Buyer of any of its rights or obligations under the 1981 Sales Contract and shall not be reduced by any agreed invoice credit or set-off (other than one in respect of a debt or obligation first arising on or after January 1, 1990 applicable to the Additional Quantities) which reduces any payment from a Buyer in respect of the relevant Contract Obligation. Subject to the words in parentheses in the preceding sentence, if the net amount actually received from such Buyer is less than the amount of such Contract Obligation, such net amount received shall be first applied and deemed paid as to the Additional Quantities Payment up to the whole amount thereof; and if such net amount received is less than the Additional Quantities Payment, the next following payment or payments received from any source in respect of the 1981 Sales Contract shall be first applied and deemed paid as to the shortfall in the Additional Quantities Payment.

         6.2 The amounts to be paid to each Contractor in respect of the LNG resulting from the liquefaction of natural gas to be supplied under this Agreement shall be:

         (a) its Production Sharing Percentage of the Producers' Percentage of each Transfer Amount (as hereinafter defined), together with any interest accruing thereon, and

         (b) its Production Sharing Percentage of the Producers' Percentage under the Original Supply Agreement of each Retained Amount (as hereinafter defined), together with any interest accruing thereon.

         6.3 In order to arrange for the receipt by each Contractor of the payments to which such Contractor is entitled under Section 6.2, PERTAMINA hereby assigns to each Contractor its share as stated in Section 6.2 of each Additional Quantities Payment, together with any interest accruing thereon.

         6.4 Throughout the term of this Agreement, all monies paid in respect of Additional Quantities Payments shall be paid in U.S. Dollars directly to Continental Bank International in New York City (or such other leading bank in the United States as shall be selected by PERTAMINA and approved by Contractors) pursuant to that certain Bontang II Trustee and Paying Agent Agreement, amended and restated as of July 15, 1991, as the same may be further amended from time to time, among PERTAMINA, Contractors, the production sharing contractors in the Other Contract Areas and the Trustee thereunder (the trust thereby constituted being herein called the "Bontang II Trust"). The said Trustee shall be required to segregate amounts received in respect of Additional Quantities Payments from other amounts received from Buyers pursuant to the 1981 Sales Contract.

         Amounts so received in the Bontang II Trust shall be used for payment of (i) an agreed portion of Plant Operating Costs, and (ii) other costs approved by PERTAMINA and Contractors.

         Amounts so received in the Bontang II Trust, to the extent that they are not used for the payments referred to in the preceding sentence, shall be applied in accordance with Section 6.5.

         6.5     Subject to Section 6.6, of each Additional Quantities Payment:

         (a) there shall be retained in the Bontang II Trust an amount (herein referred to as the "Retained Amount") calculated as the Invoiced Quantity multiplied by the Original Quantities Percentage multiplied by:

                 U.S.$0.04 during the calendar year 1990

                 U.S.$0.06 during the calendar year 1991

                 U.S.$0.08 during the calendar year 1992

                 U.S.$0.10 during the calendar year 1993

                 U.S.$0.12 from and after January 1, 1994.

                 In calculating the Retained Amount no deduction shall be made in respect of Plant Operating Costs or other costs authorized for payment out of the Bontang II Trust pursuant to Section 6.4.

         (b) the balance after such retention (herein referred to as the "Transfer Amount") shall be paid, after deducting the Additional Quantities Percentage of any Plant Operating Costs or other costs authorized for payment out of the Bontang II Trust pursuant to Section 6.4, to Continental Bank International in New York City pursuant to that certain Bontang Excess Sales Trustee and Paying Agent Agreement, amended and restated as of February 9, 1988, as the same may be further amended from time to time, among PERTAMINA, Contractors, the production sharing contractors in the Other Contract Areas and the Trustee thereunder (the trust thereby constituted being herein called the "Excess Sales Trust").

         If in accordance with the last sentence of Section 6.1 more than one payment is received in respect of an Additional Quantities Payment (because of a shortfall in the amount received in respect of the relevant Contract Obligation), the amount of each such payment received, insofar as it is to be applied to the Additional Quantities Payment, shall be divided in the proportions that the Transfer Amount and the Retained Amount respectively bear to the relevant Additional Quantities Payment, with the Transfer Amount portion being paid to the Excess Sales Trust (after deduction of costs as prescribed in paragraph (b) above), and the Retained Amount portion being retained in the Bontang II Trust.

         Payments in respect of interest on an Additional Quantities Payment shall be allocated on a pro-rata basis between funds retained in the Bontang II Trust and funds paid to the Excess Sales Trust pursuant to this Section 6.5 (the proportionate relationship to be that between the Retained Amount and Transfer Amount, determined as of the date that the original Contract Obligation on which interest is accruing was incurred).

         Amounts so retained in the Bontang II Trust or paid to the Excess Sales Trust, shall, insofar as they are applicable to the VICO Contract Gas (i.e., the net realized price for the VICO Contract Gas), be disbursed to PERTAMINA and each Contractor in accordance with its Production Sharing Percentage at a bank or banks of its choice.

         PERTAMINA and Contractors will each give such instructions, authorizations and approvals, and take such other action (including amendment of the above-mentioned Badak Expansion Trustee and Paying Agent Agreement) as may be required to cause the payments contemplated by this Section 6.5 to be made.

         6.6 If in or in respect of any year (the "Original Year") pursuant to the 1981 Sales Contract a Buyer incurred an obligation to pay for quantities of LNG not taken, exercised an Allowance, or was unable to take quantities of LNG due to the occurrence or continuation of an event of Force Majeure, then for the purposes of determining:

         (a) the Additional Quantities Payment, and the amounts to be paid to the Excess Sales Trust and retained in the Bontang II Trust pursuant to Section 6.5, in respect of any consequent Contract Obligation of such Buyer in respect of:

                  (i)     a Quantity Deficiency, and/or

                 (ii) any consequent purchase by such Buyer of Make-Up LNG, Make-Good LNG or Restoration Quantities, and

         (b) the quantities of natural gas supplied by PERTAMINA and Contractors under this Supply Agreement in respect of any purchase referred to in paragraph (a)(ii) above,

the Additional Quantities Percentage and the Original Quantities Percentage shall be those applicable to the Original Year but the Contract Sales Price shall be that in effect when the relevant Additional Quantities Payment is invoiced (expressions defined in the 1981 Sales Contract shall have the same meanings when used in this Section 6.6).

         6.7 (a) The right of Contractors to the payments provided for in this Article 6 shall extend throughout the term of this Agreement and shall not be affected by the production rates or sources of natural gas supplied from the VICO Contract Area or the Other Contract Areas from time to time during the term hereof.

                 (b) If the quantities of net natural gas produced from the VICO Contract Area and delivered pursuant to this Agreement exceed in the aggregate the quantity of the VICO Contract Gas, the Producers' Percentage (and the revenues to be paid to PERTAMINA and Contractors hereunder) will not be increased, except in the event of an occurrence contemplated in Section 6.7(d), and Contractors, together with PERTAMINA, will be credited with and have the right to receive revenue from future marketing opportunities in respect of a quantity of net natural gas from reserves in the Other Contract Areas equal to such excess quantities.

                 (c) If the quantities of net natural gas produced from the VICO Contract Area and delivered pursuant to this Agreement are in the aggregate less than the quantity of the VICO Contract Gas, the Producers' Percentage (and the revenues to be paid to PERTAMINA and Contractors hereunder) will not be reduced, except in the event of an occurrence contemplated in Section 6.7(d), and the production sharing contractors in the Other Contract Areas, together with PERTAMINA, will be credited with and have the right to receive revenue from future marketing opportunities in respect of a quantity of net natural gas from reserves in the VICO Contract Area equal to excess quantities delivered from sources within the Other Contract Areas.

                 (d) If an insufficiency of deliverable reserves of natural gas shall occur which precludes the delivery from participating fields within the VICO Contract Area or from participating fields within either or both of the Other Contract Areas of the aggregate amount of natural gas committed therefrom pursuant to this Agreement or to one or both of the supply agreements referred to in Section 2.3 over the term thereof, then such insufficiency shall be delivered from participating fields within the area(s) not experiencing an insufficiency of deliverable reserves and the Producers' Percentage shall thereupon be adjusted (together with a corresponding adjustment to the VICO Contract Gas) to reflect the revised share of the net natural gas in support of PERTAMINA's obligations in respect of the Additional Quantities which will be supplied and delivered from the VICO Contract Area over the term hereof, such adjustment in the Producers' Percentage to apply only to payments provided for in this Article 6 received after the date thereof. The procedure for determining (a) an insufficiency in deliverable reserves, (b) the allocation between the VICO Contract Area and one of the Other Contract Areas of the right to supply any deficiency in deliveries of the Other Contract Gas or the allocation between the Other Contract Areas of the right to supply any deficiency in deliveries of the VICO Contract Gas, and (c) the calculation of the future Producers' Percentage shall be made in accordance with principles to be decided upon by PERTAMINA.

                                   ARTICLE 7

         All disputes arising in connection with this Agreement shall be finally settled by arbitration conducted in the English language in Paris, France, by three arbitrators under the Rules of Arbitration of the International Chamber of Commerce. Judgment upon the award rendered may be entered in any court having jurisdiction, or application may be made to such court for a juridical acceptance of the award and an order of enforcement, as the case may be.

         This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, United States of America.

                                   ARTICLE 8

         VICO is designated representative by Contractors for performance on behalf of Contractors of their obligation under Section 4.1 and for the giving of notices, responses or other communications to and from Contractors under this Agreement. Such representative may be changed by written notice to such effect from Contractors to PERTAMINA.

                                   ARTICLE 9

         Any notices to the parties shall be in writing and sent by mail or telex to the following addresses:

TO PERTAMINA:

PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA
(PERTAMINA)
Jalan Medan Merdeka Timur 1 A
Jakarta, Indonesia
Attention:  Head of BPPKA

Cable:  PERTAMINA, Jakarta, Indonesia
Telex:  PERTAMINA, 44134 Jakarta
Telecopy:  343882

TO CONTRACTORS:

VIRGINIA INDONESIA COMPANY (VICO)
6th Floor, Kuningan Plaza South Tower
JL. H.R. Rasuna Said Kav. C11-14
P.O. Box 2828
Jakarta Selatan, Indonesia
Attention:  President - VICO Indonesia Division

Cable:  VICO
Telex:  79644421
Telecopy:  5200174 or 3800037
                 cc:      VIRGINIA INDONESIA COMPANY
                          One Houston Center
                          1221 McKinney
                          Suite 624
                          P.O. Box 1551
                          Houston, Texas 77251-1551
                          U.S.A.
                          Attention:  Chairman
                          Telex:  166-100
                          Telecopy:  (713) 754-6698

A party may change its address by written notice to the other parties.

                                   ARTICLE 10

         10.1 This Agreement shall not be amended or modified except by written agreement signed by the parties hereto.

         10.2 This Agreement shall inure to the benefit of, and be binding upon, PERTAMINA and each Contractor, their respective successors and assigns, provided that this Agreement shall be assignable by a Contractor only if such Contractor concurrently assigns to the same assignee an equal interest in the Production Sharing Contract.

         10.3 The parties to this Agreement shall be the only persons or entities entitled to enforce the obligations hereunder of the other parties hereto, and no persons or entities not parties to this Agreement shall have the right to enforce any of the obligations hereunder of any of the parties hereto.

         IN WITNESS WHEREOF, PERTAMINA and Contractors have caused their duly authorized representatives to execute this Agreement as of the day and year first above written but effective as of January 1, 1990.

PERUSAHAAN PERTAMBANGAN                 VIRGINIA INDONESIA COMPANY
MINYAK DAN GAS BUMI NEGARA
(PERTAMINA)


By            /s/                       By    /s/
   -------------------------               -------------------------

                                        OPICOIL HOUSTON, INC.


                                        By    /s/
                                           -------------------------


                                        ULTRAMAR INDONESIA
                                        LIMITED


                                        By     /s/
                                           -------------------------


                                        UNION TEXAS EAST
                                        KALIMANTAN LIMITED


                                        By     /s/
                                           -------------------------


                                        UNIVERSE GAS & OIL
                                        COMPANY, INC.


                                        By     /s/
                                           -------------------------


                                        VIRGINIA INTERNATIONAL
                                        COMPANY


                                        By     /s/
                                           -------------------------